Exhibit 4.2

EXECUTION VERSION

VANTAGE DRILLING COMPANY

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated August 21, 2012

Supplemental to Indenture

Dated as of August 21, 2012

7.875% Senior Convertible Notes due 2042

i

ii

Section 10.02 . Purchase of Notes at the Option of the Holder	25
Section 10.03. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Termination of Trading and Purchase of Notes at the Option of the Holder	26

ARTICLE 11
CONVERSION	29

Section 11.01 . Conversion of Notes	29
Section 11.02 . Adjustments to Conversion Rate	33
Section 11.03 . Make Whole Payment in Connection with a Voluntary Conversion	42
Section 11.04 . Effect of Recapitalizations, Reclassifications, and Changes of Ordinary Shares	42
Section 11.05 . Responsibility of Trustee	43
Section 11.06 . Shareholder Rights Plan	43
Section 11.07 . No Stockholder Rights	44
Section 11.08 . Withholding Taxes for Adjustments in Conversion Rate	44
Section 11.09 . Issuer’s Conversion Option	44

ARTICLE 12
MISCELLANEOUS	45

Section 12.01 . Integral Part	45
Section 12.02 . Adoption, Ratification And Confirmation	45
Section 12.03 . Incorporation Of Trust Indenture Act	46
Section 12.04 . Trust Indenture Act Controls	46
Section 12.05 . Communication by Holders With Other Holders	46
Section 12.06 . Rules by Trustee, Paying Agent, Conversion Agent and Registrar	46
Section 12.07 . Governing Law	46
Section 12.08 . No Recourse Against Others	46
Section 12.09 . Acceptance by Trustee	46
Section 12.10 . Table of Contents; Headings	46
Section 12.11 . Severability Clause	46
Section 12.12 . Multiple Originals	47
Section 12.13 . Calculations	47
[Remainder of the page intentionally left blank]	47

EXHIBIT A Form of the Note

iii

FIRST SUPPLEMENTAL INDENTURE dated as of August 21, 2012, between Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), and Wells Fargo Bank National Association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 7.875% Senior Convertible Notes due 2042 (the “Notes”) on the date hereof.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 21, 2012 (the “Base Indenture”), providing for the issuance from time to time of its debt securities in one or more series;

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Section 2.02 thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 7.875% Senior Convertible Notes due 2042, in an initial aggregate principal amount of up to $56,500,000;

WHEREAS, the Company proposes by this First Supplemental Indenture to supplement and amend the Base Indenture to provide for the form, terms and other provisions of the Notes as a separate series of Securities to be issued under the Indenture, and to supplement and amend the Base Indenture to provide for provisions that apply only to the Notes (and not to any other series of Securities);

WHEREAS, all acts and things necessary to duly authorize and reserve for issuance Ordinary Shares issuable upon the conversion of the Notes have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this First Supplemental Indenture a valid and legally binding agreement of the Company, have been done and performed, and the execution of this First Supplemental Indenture and the issuance of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. For all purposes of the Base Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them with respect to the Notes in this Article and include the plural as well as the singular;

(ii) any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meanings assigned to such term in this First Supplemental Indenture except that the term “Stated Maturity” shall have the meaning assigned to it in this Article 1 for purposes of this First Supplemental Indenture, but for purposes of the Base Indenture shall have the meaning assigned to it therein, and any rule of construction specified in both the Base Indenture and this First Supplemental Indenture shall have the use assigned to such rule in this First Supplemental Indenture;

(iii) any capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture, and any rule of construction specified in the Base Indenture but not specified in this First Supplemental Indenture shall have the use herein as provided for in the Base Indenture;

(iv) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(v) as used in this First Supplemental Indenture, the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision and references to Articles, Sections or other subdivisions refer to this First Supplemental Indenture unless otherwise specified.

“Agent” means any Registrar, Paying Agent, Service Agent or Conversion Agent.

“Applicable Stock Price” means, for any Notes to be converted, the average of the VWAP of the Ordinary Shares for the ten consecutive Trading Day period next succeeding the Conversion Date for such Notes.

“Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Conversion Agent” means the office or agency appointed by the Company where Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Price” means, at any time, a dollar amount (initially approximately $2.10) equal to $1,000 divided by the Conversion Rate at such time, rounded to the nearest cent.

“Conversion Rate” means, in respect of each $1,000 principal amount of Notes, 476.1905 Ordinary Shares, subject to adjustments as set forth herein.

“Conversion Value” means, for each $1,000 principal amount of the Notes to be converted, an amount equal to the Conversion Rate for such Notes multiplied by the Applicable Stock Price for such Notes.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means certificated Notes that are not Global Notes.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other Depository institution hereinafter appointed by the Company pursuant to the terms of the Indenture.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Ordinary Shares, the first date on which Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the (i) Public Company Accounting Oversight Board, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time and (iv) the rules and regulations of the SEC governing to inclusion of financial statements in period reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Notes” means certificated Notes in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

“Indenture” means the Base Indenture, as amended and supplemented by this First Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended and supplemented.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means August 21, 2012.

“Last Reported Sale Price” of the Ordinary Shares on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one, the average of the average bid and the average ask prices) on that day as reported on the New York Stock Exchange or other principal U.S. securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the Ordinary Shares will be the last quoted bid price per share for the Ordinary Shares in the over-the-counter market on the relevant date as reported by the Pink OTC Markets Inc. or similar organization selected by the Company. If the Ordinary Shares are not so quoted, the “Last Reported Sale Price” of the Ordinary Shares will be as determined by a U.S. nationally recognized securities dealer retained by the Company for that purpose. The “Last Reported Sale Price” of the Ordinary Shares will be determined without reference to extended or after hours trading.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Ordinary Shares (or other relevant securities) are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Ordinary Shares (or other relevant securities) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Ordinary Shares (or other relevant securities) or in any options contracts or future contracts relating to the Ordinary Shares (or other relevant securities).

“Notes” has the meaning ascribed to it in the second introductory paragraph of this First Supplemental Indenture.

“Ordinary Shares” means the Company’s ordinary shares, par value $0.001 per share.

“Prospectus Supplement” means the final prospectus supplement, dated August 14, 2012, relating to the offering by the Company of the Notes.

“Redemption Date” means, with respect to any redemption of Notes, the date of redemption with respect thereto.

“Regular Record Date” for the payment of interest on the Notes, means the February 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on March 1 and August 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on September 1.

“SEC” means the United States Securities and Exchange Commission.

“Securities Custodian” means the custodian with respect to the Global Note (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC, as in effect as of the Issue Date.

“Stated Maturity” means September 1, 2042.

A “Termination of Trading” shall be deemed to have occurred if any of the following occurs:

(1) the cessation of trading of Ordinary Shares, which will be deemed to have occurred if Ordinary Shares are not listed for trading on a U.S. national securities exchange; or

(2) a public announcement by the Company of a cessation of trading that it contemplates will occur;

provided, however, that, for purposes of Section 10.01 only, a transaction as a result of which Ordinary Shares are converted into or exchanged for consideration at least 90% of which consists of common stock, depositary receipts or other certificates representing Common Equity traded or to be traded immediately following such transaction on a U.S. national securities exchange (such securities being referred to as “Publicly Traded Securities”) will not be deemed a Termination of Trading.

“Trading Day” means, with respect to Ordinary Shares or the relevant security, a day during which (i) trading in Ordinary Shares or such other security generally occurs and (ii) there is no Market Disruption Event; provided that if Ordinary Shares are not admitted for trading or quotation on or by any U.S. national or regional securities exchange, “Trading Day” will mean any Business Day.

“Trust Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of the Indenture.

“Underwriter” means Lazard Capital Markets LLC.

“VWAP” of Ordinary Shares on any Trading Day means such price as is displayed on Bloomberg page “VTG <EQUITY> VWAP” (or its equivalent successor service or page if such service or page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized securities dealer retained by the Company for that purpose.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Notes”	3.03
“Agent Members”	3.09(a)
“Company Notice”	10.03(a)
“Company Notice Date”	10.03(a)
“Conversion Date”	11.01(b)
“Conversion Obligation”	11.01(c)(i)
“Coupon Make Whole Payment”	11.09(a)
“Expiration Date”	11.02(f)
“Expiration Time”	11.02(f)
“Global Note Legend”	3.08(a)
“Initial Notes”	3.03
“Public Spin-Off”	11.02(d)
“Public Traded Securities”	Definition of “Termination of Trading”
“Purchase Date”	10.02(a)
“Purchase Notice”	10.02(a)(i)
“Purchase Price”	10.02(a)
“Redemption Price”	6.01(b)
“Reference Property”	11.04(a)
“Relevant Date”	11.01(b)
“Reorganization Event”	11.04(a)
“Settlement Amount”	11.01(c)(i)
“Spin-Off” “Successor”	11.02(d) 4.01(a)(i)
“Termination of Trading Notice”	10.01(b)
“Termination of Trading Purchase Date”	10.01
“Termination of Trading Purchase Price”	10.01
“Termination of Trading Purchase Right”	10.01
“unit”	11.04(b)
“Voluntary Conversion Make Whole Payment”	11.03

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular; and

(f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE 2

AMENDMENTS TO THE BASE INDENTURE

Section 2.01. Provisions Applicable Only to Notes. The provisions contained in this First Supplemental Indenture shall apply to the Notes only and not to any other series of Securities issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Notes outstanding.

Section 2.02. Redemption. Article Three of the Base Indenture shall not apply to the Notes, and shall be superseded by Article 6 of this First Supplemental Indenture.

Section 2.03. Reports and Covenants. Sections 4.04 and 4.06 of the Base Indenture are superseded in their entirety by Section 5.01 of this Supplemental Indenture.

Section 2.04. Consolidation, Merger, Sale or Lease of Assets by the Company. Article Five of the Base Indenture shall be superseded in its entirety with Article 4 of this First Supplemental Indenture.

Section 2.05. Events Of Default. Article Six of the Base Indenture shall be amended as set forth in Article 7 of this First Supplemental Indenture.

Section 2.06. Satisfaction And Discharge; Defeasance. Article Eight of the Base Indenture shall be superseded in its entirety with Article 8 of this First Supplemental Indenture.

Section 2.07. Supplemental Indentures. Article Nine of the Base Indenture shall be amended as set forth in Article 9 of this First Supplemental Indenture.

Section 2.08. Sinking Funds. Article Eleven of the Base Indenture shall not apply to the Notes.

ARTICLE 3

THE NOTES

Section 3.01. Designation of Notes. This First Supplemental Indenture provides for a series of Securities titled “7.875% Senior Convertible Notes due 2042” of the Company.

Section 3.02. Ranking; Senior Securities. The Notes shall be senior unsecured Securities.

Section 3.03. Amount. The Trustee shall initially authenticate and deliver up to $56,500,000 aggregate principal amount of the Notes upon a Company Order for the authentication and delivery of Notes, without any further action by the Company. The Company may, without the consent of the Holders of the Notes, upon a Company Order issue additional Notes (“Additional Notes”) under the Indenture with the same terms as the Notes initially issued as of the date of this First Supplemental Indenture (the “Initial Notes”) in an unlimited principal amount, provided that if any such Additional Notes are not fungible with the Initial Notes issued under the Indenture for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number, and such Additional Notes will have a different issue date and may have a different issue price. The Initial Notes and any Additional Notes will be treated as a single series of Securities for all purposes under the Indenture.

Section 3.04. Stated Maturity. The Notes shall mature on September 1, 2042 unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.

Section 3.05. Interest. Interest on the Notes shall accrue from the most recent date on which interest has been paid or if no interest has been paid, from August 21, 2012, until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on March 1 and September 1 in each year, commencing March 1, 2013. A Holder of any Note at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest, on such Note on the corresponding Interest Payment Date, notwithstanding the conversion of such Notes at any time after 5:00 p.m., New York City time, on such Regular Record Date; provided, however, that at Stated Maturity, the Company will pay accrued interest to the Person to whom the Company pays the principal amount, regardless of whether such Person is the Holder of record. Notes surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Notes. Notwithstanding the foregoing, no such payment of interest need be made by any converting Holder (a) if the Company has specified a Redemption Date, Mandatory Conversion Date or a Termination of Trading Purchase Date that is after a Regular Record Date and on or prior to the Business Day following the corresponding Interest Payment Date, (b) to the extent of any overdue interest existing at the time of conversion of such Note or (c) if the Notes are surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date immediately preceding a Purchase Date or the Stated Maturity and before 5:00 p.m., New York City time, on the Business Day immediately preceding a Purchase Date or the Stated Maturity for the Notes. Except as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of Ordinary Shares or the combination of cash and Ordinary Shares, if applicable, pursuant to Article 11 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the principal amount of (and premium, if any, on) the Notes and accrued and unpaid interest to, but not including, the related Conversion Date. The Company shall pay interest upon any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date.

Section 3.06. Denomination; Currency; Payment.

(a) Each Note shall be in the denomination of $2,000 and integral multiples of $1,000 in excess thereof.

(b) All obligations of the Company in respect of principal, interest or any other amount owing shall be payable in United States dollars.

(c) Principal of, premium (if any) and interest on, Global Notes shall be payable to DTC in immediately available funds.

(d) Principal of, and premium (if any) and interest on, Definitive Notes shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the corporate trust office of the Trustee. Interest on Definitive Notes will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 3.07. Form of Notes.

(a) Except as otherwise provided pursuant to this Section 3.07, the Notes are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 3.08. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

(b) The Notes shall be issued initially as Global Securities in the form of one or more permanent Global Notes, with the applicable legends as provided in Section 3.08. Each Global Note shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC, which shall act as Depositary for the Notes, or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Notes evidenced thereby. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 3.08. Legends.

(a) In lieu of the Global Security legend set forth in Section 2.14 of the Base Indenture each Global Note issued hereunder shall bear the following legend (the “Global Note Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF NOTES ATTACHED HERETO.”

(b) Legend for Definitive Notes. Definitive Notes will bear a legend substantially in the following form:

“THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO NOTES.”

Section 3.09. Book-Entry Provisions for the Global Notes. (a) The Global Notes initially shall:

(i)	be registered in the name of DTC (or a nominee thereof);

(ii)	be delivered to the Trustee as Securities Custodian; and

(iii)	bear the Global Note Legend set forth in Section 3.08(a).

Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company, or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company, or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(c) A Global Note may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof) or to a successor thereof (or such successor’s nominee), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of DTC.

(d) If at any time:

(i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Notes and a successor depositary for the Global Notes is not appointed by the Company within 90 days after such notice;

(ii) DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary for the Global Notes is not appointed by the Company within 90 days after the earlier of (x) the Company’s receipt of notice from DTC of such cessation and (y) the Company becoming aware of such cessation; or

(iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Notes in exchange for such Global Note or Global Notes;

the Notes Custodian shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Note or Global Notes, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Definitive Notes shall be registered in such names as DTC (or any nominee thereof) shall identify in writing as the Beneficial Owners of the Notes represented by such Global Note or Global Notes.

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the Beneficial Owners thereof pursuant to Section 3.09(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interests in such Global Note to be transferred.

Section 3.10. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 4

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 4.01 Consolidation, Merger, Sale or Lease of Assets by the Company.

(a) The Company will not, in a single transaction or a series of transactions, consolidate or merge or combine with or into any other Person, or sell, assign, convey, transfer, lease or dispose of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), in a single transaction or a series of related transactions, to any other Person, unless:

(i) either (A) the Company will be the surviving or continuing corporation, or (B) the Person formed by or surviving such consolidation or merger (if not the Company) or to which such sale, assignments, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”) is a corporation organized and validly existing under the laws of the Cayman Islands, the United States of America or any state thereof, or any other similar jurisdiction so long as neither the laws of any such jurisdiction nor any such transaction would adversely affect the Holders, and the Successor expressly assumes, by a supplemental indenture hereto in form and substance satisfactory to the Trustee, all of the Obligations of the Company under the Securities and this Indenture; and

(ii) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a)(i) above, if applicable, no Default shall have occurred and be continuing.

(iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary exceptions and qualifications), each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture (if any) comply with this Indenture and that all conditions precedent to such transaction have been satisfied.

(b) For purposes of the foregoing, the sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of one or more of the Company’s Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Company, will be deemed to be the transfer of all or substantially all of the assets of the Company.

(c) Upon any consolidation, combination or merger of the Company, or any sale, lease, transfer, conveyance or other disposition or assignment of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing obligor under the Securities and this Indenture, the Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities and this Indenture with the same effect as if such Successor had been named therein as the Company, and, except in the case of such a lease, the Company will be released from its Obligations under the Securities and this Indenture.

ARTICLE 5

REPORTING OBLIGATIONS

Section 5.01. Reporting Obligations. The Company shall deliver to the Trustee, within 15 days after it is required to file them with the SEC, copies of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; and information, documents and reports filed by the Company with the SEC by electronic means or filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) will be deemed to constitute “filing” with, and delivery to, the Trustee and each other applicable Agent for purposes of this Section 5.01.

Section 5.02. Compliance with Trust Indenture Act. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Section 5.03 Reports to Trustee. The Company will deliver to the Trustee:

(a) within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under this Indenture and that, based upon such review, no Default exists hereunder or, if there has been a Default, specifying the Default, its nature, status and what action the Company is taking or proposes to take with respect thereto; and

(b) promptly and in any event within 10 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company is taking or proposes to take with respect thereto.

ARTICLE 6

REDEMPTION OF NOTES

Section 6.01. Optional Redemption.

(a) Prior to September 1, 2015, the Notes will not be redeemable at the Company’s option.

(b) At any time on or after September 1, 2015 and before September 1, 2017, subject to the terms and conditions of this Article 6, the Company may, at its option, redeem the Notes for cash in whole or in part if the VWAP of Ordinary Shares is greater than or equal to 125% of the applicable Conversion Price for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the Company’s notice of redemption. On or after September 1, 2017, subject to the terms and conditions of this Article 6, the Company may, at its option, redeem the Notes for cash in whole or in part at any time or from time to time. In each case, the redemption price (the “Redemption Price”) will be equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest to but excluding the Redemption Date. However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder of record at 5:00 p.m., New York City time, on the corresponding Regular Record Date, and not to the Holder submitting the Notes for redemption, if different.

Section 6.02. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, on or prior to the date that is 15 days prior to the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 6.03. Any such notice may be cancelled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Section 6.03. Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to this Article 6, the particular Notes to be redeemed (in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof) shall be selected by the Trustee, from the outstanding Notes not previously called for redemption, by lot or on a pro rata basis among the Notes or by such other method as the Trustee shall consider fair and appropriate, including any method required by DTC or any successor depositary (and in such manner as is not prohibited by applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000. If any Note is to be redeemed in part only, a new Note in principal amount equal to the unredeemed principal portion will be issued.

The Trustee shall notify the Company in writing, within seven calendar days from the Trustee’s receipt of a notice of redemption from the Company, of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

If any Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 6.03 shall affect the right of any Holder to convert any Notes pursuant to Article 11 before the termination of the conversion right with respect thereto.

In the event of any redemption in part (pursuant to the provisions of this Article 6), the Company will not be required to issue, register the transfer of or exchange any Note during a period of 15 days before the redemption notice is sent, or register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 6.04. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.02 of the Base Indenture not less than 20 nor more than 60 calendar days (each such time period being subject to the rules and procedures, if any, of DTC, if then applicable) prior to the Redemption Date, to the Trustee, the Paying Agent, the Conversion Agent and each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee an Officers’ Certificate, at least 15 calendar days prior to the date on which notice is required to be given to the Holders (unless shorter notice shall be satisfactory to the Trustee), requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the then current Conversion Rate and provide a statement that the Notes called for redemption may be converted at any time before 5:00 p.m., New York City time, on the Business Day prior to the Redemption Date, and that Holders who wish to convert Notes must comply with the relevant procedures;

(d) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(e) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date;

(g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(h) the name and address of the Paying Agent and the Conversion Agent;

(i) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(j) the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

Section 6.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in 2.05 of the Base Indenture) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date other than Notes or portions of Notes called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

Section 6.06. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, unless converted, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued and unpaid interest), such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 6.07 Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article 6) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to 4.02 of the Base Indenture (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01 Events of Default. In addition to the Events of Default set forth in Section 6.01(1), (4), (5) and (6) of the Base Indenture, an Event of Default with respect to the Notes shall be any of the following:

(a) default in the payment of principal of any Note when due and payable at the Stated Maturity, upon declaration or otherwise, or in the payment of any Termination of Trading Purchase Price, Redemption Price or Repurchase Price when due and payable;

(b) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture, upon exercise of a Holder’s conversion right and such failure continues for a period of five calendar days;

(c) default by the Company in the payment of Voluntary Conversion Make Whole Payments pursuant to Section 11.03 or Coupon Make Whole Payments pursuant to Section 11.09, in each case when due and payable upon conversion and the continuance of such default for a period of five calendar days;

(d) failure by the Company to (i) give a Company Notice of the occurrence of a Termination of Trading to Holders pursuant to Section 10.01, or (ii) a Purchase Notice pursuant to Section 10.02, in each case when due;

(e) failure by the Company to comply with its obligations under Section 4.01 of this Supplemental Indenture; or

(f) (i) default by the Company or any Significant Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its equivalent in any other currency or currencies) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created, or (ii) the acceleration of any indebtedness for money borrowed in excess of $15,000,000 (or its equivalent in any other currency or currencies) in the aggregate of the Company and/or any such Significant Subsidiary because of a default with respect to such indebtedness, in each case resulting in such indebtedness becoming or being declared due and payable, and such indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled within 30 calendar days after written notice of such acceleration has been received by the Company or such Significant Subsidiary from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of outstanding Notes); or

(g) with respect to Section 6.01(5), Section 6.01(6) and Section 6.02 of the Base Indenture, each shall be restated herein with the modification that each reference to the phrase “the Company” in each such Sections shall be replaced with the phrase “the Company or any Significant Subsidiary”.

Section 7.02. Waiver of Past Defaults. Notwithstanding Section 6.02 of the Base Indenture, Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any existing or future Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Event of Default and its consequences (other than an Event of Default (a) with respect to the failure to make payment of the principal amount, accrued and unpaid interest, the Termination of Trading Repurchase Price, the Redemption Price or the Coupon Make Whole Payment, in each case with respect to any Note, (b) with respect to the failure to pay or deliver Ordinary Shares or the combination of cash and Ordinary Shares, if any, due upon conversion of the Notes or (c) with respect to any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:

(i) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.03. Limitation on Suits. Section 6.06 of the Base Indenture shall not apply to the Notes and references to Section 6.06 of the Base Indenture shall become references to this Section 7.03.

(a) Subject to Section 7.04, a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or the Notes, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default or pursue such remedy in its own name as Trustee under this Indenture;

(iii) Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee has not complied with such request for 60 days after the later of (A) receipt of the request from Holders of not less than 25% in aggregate principal amount of the outstanding Notes and (B) the offer by such Holders of indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 7.04. Rights of Holders to Receive Payment. Section 6.07 of the Base Indenture shall not apply to the Notes and references to Section 6.07 of the Base Indenture shall become references to this Section 7.04.

(a) Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (i) payment of principal of or interest on its Note on the Stated Maturity or the relevant Interest Payment Date, as the case may be, (ii) payment of the Termination of Trading Repurchase Price on the Termination of Trading Purchase Date, (iii) payment of the Redemption Price on the Redemption Date and (iv) subject to Section 11.09, payment or delivery, as the case may be, of Ordinary Shares or the combination of cash and Ordinary Shares, if any, and the Coupon Make Whole Payment, if any, upon conversion of such Note when due, or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective due dates, may not be impaired or affected without the consent of that Holder.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Satisfaction and Discharge of this Indenture. Article Eight of the Base Indenture shall not apply to the Notes and references to “Article Eight” of the Base Indenture shall become references to this Article 8.

(a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes have been delivered to the Trustee for cancellation, (ii) all outstanding Notes have become due and payable on the Stated Maturity or on the Termination of Trading Purchase Date in connection with any repurchase of all outstanding Notes or on any Redemption Date in connection with any redemption of all outstanding Notes or (iii) all outstanding Notes have been delivered for conversion pursuant to Article 11 of this First Supplemental Indenture, and the Company irrevocably deposits or delivers, as the case may be, prior to the applicable date on which such payment is due and payable, or such conversion is to be settled, with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent Cash in respect of such payment or Ordinary Shares (and Cash in lieu of fractional Ordinary Shares, if any) in respect of any such conversion on the Stated Maturity, the Termination of Trading Purchase Date, the Redemption Date or the date such conversion is to be settled, as the case may be; provided that, in the case of a deposit, there must not exist a Default or Event of Default on the date the Company makes such deposit and the deposit must not result in a breach of, or constitute a default under, this Indenture; and provided, further that, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture, at the cost and expense of the Company, on demand, accompanied by an Officers’ Certificate and an Opinion of Counsel pursuant to Section 10.04 of the Base Indenture.

Section 8.02. Application of Trust Money. Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Ordinary Shares or other consideration paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money, Ordinary Shares or other consideration in accordance with this Indenture and the Notes to the payment of the principal amount of (including the relevant Termination of Trading Repurchase Price or Redemption Price), and interest on, the Notes or delivery of the Ordinary Shares, Cash in lieu of fractional Ordinary Shares, if applicable, and Cash payable in respect of a Coupon Make Whole Payment, if applicable, payable or issuable, as the case may be, upon conversion of the Notes.

Section 8.03. Repayment to Company. The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Ordinary Shares or other consideration (x) paid or delivered to them pursuant to Section 8.01 and (y) held by them at any time. Subject to applicable abandoned property law, the Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Ordinary Shares or other consideration held by them for the payment of the principal amount of (including the relevant Termination of Trading Repurchase Price or Redemption Price) and

interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for two years after a right to such money, Ordinary Shares or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Stated Maturity, the Termination of Trading Purchase Date, the Redemption Date or the date specified in the third paragraph of Section 10.02(b), as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money, Ordinary Shares or other consideration or publish in a newspaper of general circulation in the City of New York notice that such money, Ordinary Shares or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Ordinary Shares or other consideration then remaining will be repaid or re-delivered to the Company. After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Ordinary Shares or other consideration must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person.

Section 8.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money, Ordinary Shares or other consideration in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the principal amount of (including the relevant Termination of Trading Repurchase Price or Redemption Price) or interest on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Ordinary Shares or other consideration held by the Trustee or such Paying Agent.

Section 8.05 Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. In lieu of the matters specified in clauses (1) – (9) of Section 9.01 of the Base Indenture (which clauses shall not apply with respect to the Notes), with respect to the Notes, without prior notice to, or consent of, any Holder of Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may, pursuant to Section 9.01 of the Base Indenture as modified hereby, enter into one or more supplemental indentures, in form satisfactory to the Trustee, for any one of the following purposes:

(a) to cure any ambiguity or omission or correct any defect or inconsistency in the Indenture and the Notes, so long as such action will not adversely affect the interests of the Holders of Notes;

(b) to evidence and provide for the assumption by a Successor Company of obligations of the Company under the Indenture, including its obligations to provide for the adjustments to conversion rights as set forth in Section 11.04 hereof;

(c) provide for any guarantee of the Notes or secure the Notes;

(d) add to the covenants of the Company or its Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon Company or its Subsidiaries, by the Indenture;

(e) make any changes or modifications to the Indenture necessary in connection with the registration of the public offer and sale of the Notes under the Securities Act or to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(f) evidence and provide for the acceptance of the appointment of a successor Trustee;

(g) comply with the rules of any applicable securities depositary, including DTC;

(h) make any change that does not materially adversely affect the rights of any Holder of the Notes; provided that any amendment made solely to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement will be deemed not to materially adversely affect the rights of any Holder; or

(i) provide for the issuance of other series of Securities in accordance with the Indenture, and to change any provision of the Indenture that is intended to be only for the benefit of Securities other than the Notes.

After an amendment under Section 9.01 of the Base Indenture or this Section 9.01 becomes effective, the Company shall send to Holders a notice briefly detailing such amendment within 20 days after execution thereof; provided however, that any such notice filed by the Company pursuant to the SEC’s “EDGAR” (or any successor electronic filing system) shall be deemed to be delivered to Holders as of the time such notice is so filed for purposes of this Section 9.01. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02. With Consent of Holders. Section 9.02(b) of the Base Indenture is amended and restated in its entirety, with respect to the Notes, as follows:

Notwithstanding Section 9.02(a), without the consent of the Holders of each outstanding Note affected thereby, no amendment or supplemental indenture shall:

(a) change the Stated Maturity of any Note;

(b) reduce the principal amount of any Note;

(c) reduce the rate, or extend the stated time for payment of interest on any Note, or change the Company’s obligation to pay any Voluntary Conversion Make Whole Payment or Coupon Make Whole Payment pursuant to the Indenture;

(d) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of the Indenture or to waive any past Default;

(e) change the place or currency of payment of principal or interest in respect of any Note;

(f) make any change that adversely affects the conversion rights of any Notes, including any change to the provisions described under Article 11 of this First Supplemental Indenture or impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes;

(g) reduce the Termination of Trading Purchase Price, Redemption Price or Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, including any extension of the related payment dates or any change to Article 6, Section 10.01 or Section 10.02, each of this First Supplemental Indenture;

(h) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) make any change to the provisions of Section 9.02 of the Base Indenture or this Section 9.02; or

(j) change the ranking of the Notes.

After an amendment under Section 9.02 of the Base Indenture or this Section 9.02 becomes effective, the Company shall send to Holders a notice briefly detailing such amendment within 20 days after execution thereof; provided however, that any such notice filed by the Company pursuant to the SEC’s “EDGAR” (or any successor electronic filing system) shall be deemed to be delivered to Holders as of the time such notice is so filed for purposes of this Section 9.02. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03. Payments for Consents. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

PURCHASE AT THE OPTION OF HOLDERS UPON A TERMINATION OF TRADING;

PURCHASE AT THE OPTION OF HOLDERS

Section 10.01. Purchase at the Option of the Holder Upon a Termination of Trading. If a Termination of Trading occurs at any time prior to Stated Maturity, each Holder will have the right (“Termination of Trading Purchase Right”), at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes, in integral multiples of $1,000, on a date specified by the Company that is no less than the 20th Business Day nor more than the 35th Business Day after the date of the Company Notice of the occurrence of such Termination of Trading (subject to extension to comply with applicable law, as provided in Section 10.03(d)) (the “Termination of Trading Purchase Date”). The Company shall purchase such Notes at a price (the “Termination of Trading Purchase Price”), which shall be paid in cash, equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to but excluding the Termination of Trading Purchase Date, unless the Termination of Trading Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Termination of Trading Purchase Price shall equal 100% of the principal amount of Notes to be purchased and accrued and the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder on the Regular Record Date corresponding to such Interest Payment Date, and the Termination of Trading Purchase Price will be payable to the Holder who presents a Note for purchase.

(a) Notice of Termination of Trading. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below) the Paying Agent, in the name of and at the expense of the Company, shall provide or cause to be provided to all Holders, the Conversion Agent and the Trustee a Company Notice of the occurrence of a Termination of Trading and of the purchase right arising as a result thereof, including the information required by Section 10.03(a) hereof, on or before the 5th calendar day after the occurrence of such Termination of Trading under clause (1) of such definition and on or before the 5th calendar day after the consummation of the transaction that is the subject of the public announcement described under clause (2) of the definition of Termination of Trading, and in each case, promptly following any extension of the Termination of Trading Purchase Date to comply with applicable law. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

(b) Exercise of Option. For a Note to be so purchased at the option of the Holder, such Holder must deliver to the Paying Agent such Note duly endorsed for transfer, together with a written notice of purchase (a “Termination of Trading Notice”) in the form entitled “Form of Termination of Trading Notice” attached to the Note duly completed, at any time after the occurrence of the Termination of Trading and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Termination of Trading Purchase Date, subject to extension to comply with applicable law. The Termination of Trading Notice shall state:

(i) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or if not certificated, such notice must comply with appropriate DTC procedures;

(ii) the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(iii) that such Notes shall be purchased as of the Termination of Trading Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Notes and in this First Supplemental Indenture.

(c) Procedures. The Company shall purchase from a Holder, pursuant to this Section 10.01, Notes if the principal amount of such Notes is $1,000 or an integral multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery of the Termination of Trading Purchase Price to be received by the Holder promptly following the later of the Termination of Trading Purchase Date or the time of book-entry transfer or delivery of the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Termination of Trading Notice contemplated by this Section 10.01 shall have the right at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding to the Termination of Trading Purchase Date to withdraw such Termination of Trading Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.03(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Termination of Trading Notice or written notice of withdrawal thereof.

At or before 11:00 a.m. (New York City time) on the Termination of Trading Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Termination of Trading Purchase Price of the Notes to be purchased pursuant to this Section 10.01. Payment by the Paying Agent of the Termination of Trading Purchase Price for such Notes shall be made promptly following the later of the Termination of Trading Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Termination of Trading Purchase Price of such Notes on the Termination of Trading Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Termination of Trading Purchase Price and previously accrued and unpaid interest, upon delivery or transfer of the Notes).

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Termination of Trading Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to Section 10.01 if an Event of Default has occurred and is continuing (other than an Event of Default that is cured by the payment of the Termination of Trading Purchase Price).

Section 10.02. Purchase of Notes at the Option of the Holder.

(a) A Holder shall have the option to require the Company to purchase any outstanding Notes on each of September 1, 2015 and September 1, 2017 (each, a “Purchase Date”), at a price (the “Purchase Price”) which shall be paid in cash, equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to but excluding the Purchase Date. If the Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, the Company will pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder on the Regular Record Date corresponding to such Interest Payment Date, and the Purchase Price will be payable to the Holder who presents a Note for purchase. A Holder shall have the option describe in this clause (a) upon:

(i) delivery to the Paying Agent and the Company by the Holder of a written notice of purchase (a “Purchase Notice”), in the form entitled “Form of Purchase Notice” attached to the Note duly completed, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the relevant Purchase Date until 5:00 p.m., New York City time, on the Business Day prior to such Purchase Date, stating:

(A) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate DTC procedures;

(B) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof;

(C) that such Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Notes and in this First Supplemental Indenture; and

(ii) delivery or book-entry transfer of such Notes to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 10.02 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

(b) The Company shall purchase from a Holder, pursuant to this Section 10.02, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

(c) Any purchase by the Company contemplated pursuant to the provisions of this Section 10.02 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

(d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 10.02 shall have the right at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.03(b).

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(f) At or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 10.02. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Purchase Price of such Notes on the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest upon delivery or transfer of the Notes).

(g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 10.03. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Termination of Trading and Purchase of Notes at the Option of the Holder.

(a) Notice of Purchase Date or Termination of Trading. The Company shall send notices (each, a “Company Notice”) to the Holders, the Trustee, the Conversion Agent and the Paying Agent, (i) on or before the 5th calendar day after the occurrence of such Termination of Trading under clause (1) of such definition and on or before the 5th calendar day after the consummation of the transaction that is the subject of the public announcement described under clause (2) of the definition of Termination of Trading, and (ii) notice of the right to require the Company to repurchase on a date that is not less than 20 Business Days nor more than 60 Business Days before any Purchase Date, as the case may be (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Purchase Notice or Termination of Trading Notice, as the case may be, to be completed by a Holder and shall state:

(i) the applicable Purchase Price or Termination of Trading Purchase Price, as the case may be;

(ii) the Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

(iii) the applicable Purchase Date or Termination of Trading Purchase Date, as the case may be, and the last date on which a Holder may exercise its repurchase rights under Section 10.01 or Section 10.02, as applicable;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or the Termination of Trading Purchase Price, as the case may be;

(vi) that Notes as to which a Purchase Notice or a Termination of Trading Notice has been delivered may be surrendered for conversion only if the applicable Purchase Notice or Termination of Trading Notice, as the case may be, has been withdrawn in accordance with the terms of this First Supplemental Indenture;

(vii) that the Purchase Price or the Termination of Trading Purchase Price for any Notes as to which a Purchase Notice or a Termination of Trading Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or the Termination of Trading Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Notes;

(viii) the procedures the Holder must follow under Sections 10.01 or 10.02, as applicable, and Section 10.03;

(ix) that, unless the Company defaults in making payment of such Purchase Price or Termination of Trading Purchase Price on Notes covered by any Purchase Notice or Termination of Trading Notice, as applicable, interest will cease to accrue on and after the Purchase Date or Termination of Trading Purchase Date, as applicable;

(x) the CUSIP or ISIN number of the Notes;

(xi) the procedures for withdrawing a Purchase Notice or a Termination of Trading Notice, as the case may be; and

(xii) in the case of a Company Notice pursuant to Section 10.01, the events causing a Termination of Trading and the effective date of the Termination of Trading.

Simultaneously with providing such Company Notice, the Company will promptly publicly announce through a reputable national newswire in the United States the relevant information in such Company Notice and publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be sent, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b) Effect of Purchase Notice or Termination of Trading Notice; Withdrawal; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Termination of Trading Notice specified in Section 10.02(a) or Section 10.01(b), as applicable, the Holder of the Notes in respect of which such Purchase Notice or Termination of Trading Notice, as the case may be, was given shall (unless such Purchase Notice or Termination of Trading Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Termination of Trading Purchase Price with respect to such Notes. Such Purchase Price or Termination of Trading Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Termination of Trading Purchase Date, as the case may be, with respect to such Notes (provided the conditions in this Article 10 have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 10.02 or Section 10.01, as applicable. Notes in respect of which a Purchase Notice or Termination of Trading Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice or Termination of Trading Notice, as the case may be, unless such Purchase Notice or Termination of Trading Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Termination of Trading Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date or the Termination of Trading Purchase Date, as the case may be, to which it relates, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or integral amounts thereof;

(ii) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

(iii) the principal amount, if any, of such Notes which remains subject to the original Purchase Notice or Termination of Trading Notice, as the case may be, and which has been or shall be delivered for purchase by the Company, which amount must be $1,000 or integral multiples thereof.

The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Termination of Trading Notice, as the case may be, has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Termination of Trading Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Termination of Trading Notice with respect thereto shall be deemed to have been withdrawn.

(c) Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 10.02 or Section 10.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 10.02 or Section 10.01 to be exercised in the time and in the manner specified in Section 10.02 or Section 10.01. To the extent any other provision of the Indenture conflicts with any of the foregoing, the foregoing shall govern.

(e) Repayment to the Company. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Purchase Price or Termination of Trading Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 10.01(c) or Section 10.02(f), as applicable, exceeds the aggregate Purchase Price or Termination of Trading Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or the Termination of Trading Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Termination of Trading Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f) Officers’ Certificate. At least five Business Days before the Company Notice Date (unless a shorter notice is satisfactory to the Trustee), the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 10.03(a) herein.

ARTICLE 11

CONVERSION

Section 11.01. Conversion of Notes.

(a) Right to Convert. Subject to the procedures for conversion set forth in this Article 11, and subject to prior maturity, redemption or repurchase, a Holder may convert its Notes prior to 5:00 p.m., New York City time, on the Business Day immediately preceding Stated Maturity. A Holder may convert a portion of the principal amount of Notes if the portion is $2,000 or an integral multiple of $1,000 in excess thereof. The number of Ordinary Shares issuable or the combination of cash payable and the number of Ordinary Shares issuable, if any, upon conversion of a Note shall be determined as set forth in Section 11.01(c).

(b) Conversion Procedures. The following procedures shall apply to the conversion of Notes under this Section 11.01:

(i) In respect of a Definitive Note, a Holder must (A) complete and manually sign the conversion notice on the back of the Note, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Note to the Conversion Agent, with a copy to the Company; (C) to the extent any Ordinary Shares issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (D) if required pursuant to Section 11.01(e) below, pay all transfer or similar taxes; and (E) if required pursuant to Section 3.05, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(ii) In respect of a beneficial interest in a Global Note, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required pursuant to Section 3.05, pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder with respect to a conversion under Section 11.01. If the Company elects to mandatorily convert the Notes pursuant to Section 11.09, the Notes converted pursuant to such election will be converted automatically, with no further action by the Holders thereof, on the conversion date specified in the notice of conversion, which will be deemed the “Conversion Date” for such mandatory conversion under this Indenture. With respect to a conversion of a Note pursuant hereto, if the Company elects to satisfy the applicable Conversion Obligation solely in Ordinary Shares (plus cash in lieu of fractional shares), the Person in whose name any Ordinary Shares shall be issuable upon such conversion and upon delivery of Ordinary Shares pursuant to Section 11.03 shall be treated as a stockholder of record of the Company, to the extent permitted by law, of such Ordinary Shares as of 5:00 p.m., New York City time, on the relevant Conversion Date. If the Company elects to satisfy the applicable Conversion Obligation in cash and Ordinary Shares (plus cash in lieu of fractional shares), the Person in whose name any Ordinary Shares shall be issuable upon such conversion will become the holder of record of such Ordinary Shares as of 5:00 p.m., New York City time, on the last Trading Day (the “Relevant Date”) of the related ten Trading Day period used to determine the Applicable Stock Price for such conversion. On and after the Conversion Date with respect to a conversion of a Note pursuant hereto, all rights of the Holder of such Note shall terminate, other than the right to receive the consideration deliverable upon conversion of such Note as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Ordinary Shares until, if such Holder converts such Note and is entitled pursuant hereto to receive Ordinary Shares in respect of such conversion, 5:00 p.m., New York City time, on the Conversion Date or the Relevant Date or respective Conversion Dates or Relevant Dates, as the case may be, with respect to such conversion.

If a Holder converts more than one Note at the same time, the number of Ordinary Shares issuable or the combination of the cash payable and number of Ordinary Shares issuable upon the conversion, if any, shall be based on the total principal amount of the Notes converted.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Delivery of Ordinary Shares will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of Ordinary Shares, other than in the case of Holders of Global Notes in book-entry form with DTC, in which case Ordinary Shares shall be delivered in accordance with DTC customary practices.

(c) Settlement Upon Conversion. In the event that the Company receives a Holder’s notice of conversion pursuant to this Section 11.01, the Company will notify the relevant Holders within two Business Days following the Conversion Date whether the Company will satisfy its obligation to convert the Notes through delivery of (x) Ordinary Shares pursuant to clause (ii) below (plus cash in lieu of fractional shares) or (y) a combination of cash and Ordinary Shares pursuant to clause (i) below. Notwithstanding the foregoing, (a) if the Company elects to redeem the Notes under Section 6.01, the Company will, in the notice of redemption, specify whether the Company will settle the conversion obligations with respect to Notes called for redemption pursuant to clause (i) or (ii) below, which election shall apply to all Notes converted following such notice of redemption, and (b) if the Company elects to effect a mandatory conversion of the Notes pursuant to Section 11.09, the Company will specify in the notice of such mandatory conversion whether it will settle such mandatory conversion pursuant to clause (i) or (ii) below. If the Company does not make a settlement election, the Company shall be deemed to have elected to settle conversion obligations of Notes pursuant to clause (ii) below. The Company will treat all converting Holders with the same Conversion Date using the same settlement method, but may settle conversions occurring on different Conversion Dates using different settlement methods.

(i) If the Company chooses or has to satisfy its obligation to convert the Notes (the “Conversion Obligation”) by a combination of cash and Ordinary Shares, upon conversion the Company will, deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to (i) cash in an amount equal to the lesser of (a) the Conversion Value and (b) $1,000; (ii) if the Conversion Value is greater than $1,000, a number of Ordinary Shares equal to the difference between the Conversion Value and $1,000, divided by the Applicable Stock Price for such Notes; and (iii) cash in lieu of any fractional shares as described below in Section 11.01(d).

The Settlement Amount in respect of any Note converted pursuant to this clause (i) will be delivered to converting Holders as soon as practicable following the last day following the determination of the Applicable Stock Price for such Note.

(ii) If the Company elects to satisfy all of its Conversion Obligation with respect to Notes to be converted in Ordinary Shares, the Company will deliver to any converting Holder, for each $1,000 principal amount of the Notes, a number of Ordinary Shares equal to the Conversion Rate for such Notes, plus cash in lieu of any fractional shares determined as described below in Section 11.01(d).

The Ordinary Shares in respect of any Note converted (and cash in lieu of any fractional shares) pursuant to this clause (ii) will be delivered through the Conversion Agent or DTC within three Business Days following the Conversion Date for such Note.

(d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Ordinary Shares upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price on the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

(e) Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance and delivery of Ordinary Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(f) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of Ordinary Shares, free of preemptive rights, to permit the conversion of the Notes.

(ii) All Ordinary Shares delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of Ordinary Shares upon the conversion of Notes, if any, and shall cause to have listed or quoted all such Ordinary Shares on each U.S. national securities exchange or over-the-counter or other domestic market on which the Ordinary Shares is then listed or quoted.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Ordinary Shares, if any, of the Ordinary Shares issuable upon conversion of the Notes, the Company should take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Ordinary Shares at such adjusted Conversion Rate.

Section 11.02. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted by the Company as follows:

(a) If the Company issues Ordinary Shares to all or substantially all holders of Ordinary Shares as a dividend or distribution, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

OS'	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such dividend or distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 11.02(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted, effective as of the date the Company publicly announces not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company effects a subdivision or combination of Ordinary Shares, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR'	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS'	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the date on which such split or combination becomes effective.

(c) If the Company issues to all or substantially all the holders of Ordinary Shares any rights or warrants (other than pursuant to any rights plan described in Section 11.02(d)(iii) below) entitling them to purchase, for a period of not more than 45 calendar days after the date of the announcement for such issuance, Ordinary Shares at an aggregate price per share less than the average of the Last Reported Sale Prices of the Ordinary Shares during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date such issuance was first publicly announced, then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

CR'	=	the Conversion Rate in effect on the Ex-Dividend Date for such issuance;

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

Y	=	the total number of Ordinary Shares issuable pursuant to such rights or warrants; and

Z	=	the number of Ordinary Shares equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the average of the Last Reported Sale Prices of Ordinary Shares during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date such issuance was first publicly announced.

For purposes of this Section 11.02(c), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase Ordinary Shares at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. If any rights or warrants of the type described in this Section 11.02(a) are not so issued, the Conversion Rate shall again be readjusted, effective as of the date the Company publicly announces not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. If any right or warrant described in this Section 11.02(c) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section 11.02(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the applicable distribution.

(d) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets, including securities, of the Company to all or substantially all the holders of the Ordinary Shares, excluding:

(i) any dividends or distributions referred to in Section 11.02(a) above;

(ii) shares delivered in connection with subdivisions of Ordinary Shares referred to in Section 11.02(b) above;

(iii) rights and warrants referred to in Section 11.02(c) above;

(iv) Spin-Offs to which the provisions set forth below in this Section 11.02(d) shall apply;

(v) the rights or warrants referred to in this Section 11.02(d) below (to the extent and as specified therein); and

(vi) dividends or distributions referred to in Section 11.02(e) below.

then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) on the Ex-Dividend Date for such distribution of the shares of Capital Stock, evidences of indebtedness, or assets, including securities, so distributed, expressed as an amount per Ordinary Share.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the applicable distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), other than in respect to a Public Spin-Off, in lieu of the adjustment described in this Section 11.02(d), each Holder of Notes shall be entitled to receive upon conversion, in addition to Ordinary Shares, and, if applicable, cash payable on conversion, the kind and amount of assets (including cash), shares of Capital Stock, evidences of indebtedness, securities or rights, warrants or options to purchase the Company’s securities, as applicable, that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the shareholders entitled to receive such distribution.

With respect to an adjustment pursuant to this Section 11.02(d) where there has been a payment of a dividend or other distribution on the Ordinary Shares consists of shares of Capital Stock of any class or series, or similar Equity Interest, in a Subsidiary or other business unit (a “Spin-Off”), that are, or, when issued, will be, traded or listed on the Nasdaq Stock Market, the New York Stock Exchange or any other U.S. national securities exchange or market (a “Public Spin-Off”), then the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date of the distribution will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar Equity Interests distributed to holders of Ordinary Shares applicable to one share of Ordinary Shares during the 10 consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Ordinary Shares during the 10 consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off.

Such adjustment shall occur immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off.

If any such dividend or distribution described in this Section 11.02(d) is declared but not paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces not to make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the delivery requirements set forth under Section 11.01(c), if an adjustment to the Conversion Rate is required pursuant to this Section 11.02(d) during any settlement period in respect of Notes that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 11.02(d).

For purposes of Conversion Rate adjustments pursuant to this Section 11.02(d), rights or warrants distributed by the Company to all or substantially all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of Conversion Rate adjustments pursuant to this Section 11.02(d) and no adjustment to the Conversion Rate will be required until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.02(d), except as set forth under Section 11.06. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase or exchangeable for additional or different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Trigger Event with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants to the extent not exercised by any of the holders thereof), except as set forth in Section 11.06. In addition, except as set forth in Section 11.06, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.02(d) or Section 11.06 was made, (a) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (b) in the case of such rights or warrant that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(e) If any dividends or other distributions by the Company consisting exclusively of cash to all or substantially all holders of Ordinary Shares (other than dividends or distributions made in connection with liquidation, dissolution or winding-up of the Company), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Ordinary Shares that the Company pays as a dividend or otherwise distributes to holders of Ordinary Shares.

An adjustment to the Conversion Rate made pursuant to this Section 11.02(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the applicable dividend or distribution.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the adjustment described in this Section 11.02(e), each Holder of Notes shall be entitled to receive upon conversion, in addition to Ordinary Shares, and, if applicable, cash payable on conversion, the amount of cash that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the shareholders entitled to receive such dividend or distribution.

If any such dividend or distribution described in this Section 11.02(d) is declared but not paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces not to make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) If the Company or any of its Subsidiaries purchases Ordinary Shares pursuant to a tender offer or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Ordinary Shares, to the extent that the Fair Market Value (as determined below) of the cash and any other consideration included in the payment per Ordinary Share, exceeds the Last reported Sale Price of Ordinary Shares on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as it may be amended, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR'	=	the Conversion Rate in effect on the Trading Day immediately following the Expiration Date;

AC	=	the Fair Market Value (as determined by the Board of Directors of the Company) on the Expiration Date, of the aggregate value of all cash and other consideration paid or payable for the Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0	=	the number of Ordinary Shares outstanding immediately before the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) (prior to giving effect to such tender or exchange offer);

OS'	=	the number of Ordinary Shares outstanding immediately after the Expiration Time (after giving effect solely to such tender or exchange offer); and

SP'	=	the average of the Last Reported Sale Prices of Ordinary Shares during the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately after the Expiration Date.

The adjustment to the Conversion Rate under this Section 11.02(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the tenth Trading Day from, and including, the Trading Day immediately after the Expiration Date. If the Company or one of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer but is prevented by applicable law from effecting any such purchase, or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made. Except as set forth in the previous sentence, if the application of the foregoing formula in this clause (f) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Notwithstanding the delivery requirements set forth under Section 11.01(c), if an adjustment to the Conversion Rate is required pursuant to this Section 11.02(f) during any settlement period in respect of Notes that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 11.02(f).

(g) Notwithstanding the foregoing provisions of this Section 11.02, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Notes as if such Holder held a number of Ordinary Shares equal to (i) (A) the principal amount of Notes held by such Holder, divided by (B) 1,000, multiplied by (ii) the Conversion Rate in effect immediately prior to the Ex-Dividend Date, expiration date or other effective date of the applicable transaction, without having to convert their Notes.

(h) No adjustment to the Conversion Rate will be made unless as specifically set forth in this Section 11.02 or Section 11.06.

(i) Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) except as specifically provided herein, for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase Ordinary Shares or any such security;

(ii) for rights to purchase Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest; or

(iii) for a change in the par value or no par value of Ordinary Shares.

To the extent the Notes become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash into which Notes are convertible.

If the Company publicly announces its intention to enter into a transaction that would involve a sale, lease, transfer, conveyance or other disposition of all or substantially all of its property or assets to another Person which the Company reasonably believes will result in (i) a Termination of Trading, (ii) another Person’s assumption of the Company’s obligations under the Indenture and the Notes, and (iii) a dividend or other distribution of consideration received in such transaction to holders of Ordinary Shares, Holders of Notes will not have any rights to receive cash, Capital Stock, evidences of indebtedness, securities or rights, warrants or options to purchase securities, or any other property or assets (or any combination thereof) that are distributed to holders of Ordinary Shares in connection with any such transaction and no adjustment to the Conversion Rate will be made unless such Holder of Notes shall have given its notice of conversion prior to 5:00 p.m., New York City time, on the record date for any such distribution; provided that the Company shall have given notice to Holders of the Notes of and publicly announced by press release, in each case not less than 20 days prior to such record date, such record date and specifying that Holders must convert prior to 5:00 p.m., New York City time, on such record date in order to participate in such distribution.

(j) All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. If a Conversion Rate adjustment becomes effective on any Ex-Dividend Date in accordance with Section 11.02, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Ordinary Shares as of the related Conversion Date as provided in Section 11.01(b) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion

Rate adjustment provisions in Section 11.02, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of Ordinary Shares on an unadjusted basis on such Conversion Date and participate in the related dividend, distribution or other event giving rise to such adjustment.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee and any Conversion Agent, other than the Trustee, an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.

(l) For purposes of this Section 11.02, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares. The Company shall not pay any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, Ordinary Shares held in treasury by the Company.

(m) Whenever any provision of this Article 11 requires the Company to calculate an average of Last Reported Sale Prices over multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that occurs, at any time during the period during which the average is to be calculated. In addition, if during a period applicable for calculating the VWAP or Last Reported Sale Price of Ordinary Shares an event occurs that requires an adjustment to the Conversion Rate, the VWAP or Last Reported Sale Price of Ordinary Shares shall be calculated for such period in a manner determined in good faith by the Company to appropriately reflect the impact of such event on the price of the Ordinary Shares during such period.

(n) The applicable Conversion Rate shall be adjusted only once for a single event or occurrence that would require an adjustment under more than one of the adjustment events in this Section 11.02.

(o) The Company may make such increases in the Conversion Rate, in addition to those required by Section 11.02(a), (b), (c), (d), (e) and (f), as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Ordinary Stock or rights to purchase Ordinary resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(p) To the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange or the applicable rules of any stock exchange on which the Ordinary Shares are listed at the relevant time, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall send to Holders of the Notes a notice of the increase at least fifteen (15) calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Section 11.03. Make Whole Payment in Connection with a Voluntary Conversion. In addition to the consideration due upon conversion under Section 11.01, each Holder who elects to convert any of its Notes at the Holder’s option prior to September 1, 2017 will receive a number of additional Ordinary Shares (the “Voluntary Conversion Make Whole Payment”) for the Notes being converted. The Voluntary Conversion Make Whole Payment will be a number of Ordinary Shares equal to the aggregate amount of interest payments that would have been payable on such converted Notes from the last day through which interest was paid on the Notes (or from the date of original issuance if no interest has been paid), through and including September 1, 2017, up to a maximum of $157.50 per $1,000 principal amount of notes divided by the greater of (i) the VWAP of the Ordinary Shares on the Conversion Date, and (ii) $1.00 (subject to inversely proportionate adjustment in the event of any adjustment to the Conversion Rate pursuant to Section 11.02). Delivery of any Ordinary Shares in satisfaction of any Voluntary Conversion Make Whole Payment will be made within three Business Days of the Conversion Date, in the same manner as Ordinary Shares delivered in settlement of the conversion obligation (including with respect to cash in lieu of fractional shares) described in Section 11.01.

Section 11.04. Effect of Recapitalizations, Reclassifications, and Changes of Ordinary Shares.

(a) If the Company (i) reclassifies or changes the Ordinary Shares (other than changes in par value or changes resulting from a subdivision or combination to which Section 11.02(b) applies), or (ii) consolidates or merges with or into any Person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the property or assets of the Company and its Subsidiaries to another Person, (any such event or transaction described under (i) or (ii), a “Reorganization Event”), and, in either case holders of Ordinary Shares receive stock, other securities or other property or assets (including cash or any combination thereof), with respect to or in exchange for their Ordinary Shares, then from and after the effective date of such Reorganization Event, each outstanding Note will, without the consent of any Holders of the Notes become convertible into, in lieu of Ordinary Shares otherwise deliverable, the same type (in the same proportions) of consideration received by holders of Ordinary Shares in such Reorganization Event (the “Reference Property”) that a Holder would have been entitled to receive upon such Reorganization Event in respect of Ordinary Shares, as provided below. If the Reorganization Event causes Ordinary Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property will be deemed to be the kind and amount of consideration elected to be received by a majority of Ordinary Shares voting for such election (if electing between two types of consideration) or a plurality of Ordinary Shares voting for such an election (if electing between more than two types of consideration), as the case may be. Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 11 and the definition of Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Notes. Notwithstanding anything herein to the contrary, pursuant to Section 11.02(i), the Notes will not become convertible into, in lieu of Ordinary Shares otherwise deliverable, the Reference Property as described in this Section 11.04 unless such Holder has exercised its conversion right as described in Section 11.02(i).

(b) At and after the effective time of any such Reorganization Event, settlement of Notes converted, including any Ordinary Shares that would be delivered pursuant to Section 11.03 and Section 11.09, shall be in units of Reference Property or cash and units of Reference Property, if applicable, determined in accordance with Section 11.01(c)(i) and Section 11.01(c)(ii) above. The Conversion Rate will relate to units of Reference Property (a “unit” of Reference Property being the kind and amount of reference property that a holder of one share of Ordinary Shares would have received in such transaction); and the VWAP for purposes of Section 11.01 will be calculated based on the value of one unit of Reference Property in a manner reasonably consistent with such definition as determined in good faith by the Board of Directors of the Company.

(c) The above provisions of this Section 11.04 shall similarly apply to successive Reorganization Events.

(d) If this Section 11.04 applies to any event or occurrence, Section 11.02 shall not apply in respect of such event or occurrence.

(e) The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder of Notes to convert the Notes as set forth in and subject to Section 11.01 prior to the effective time of such Reorganization Event.

Section 11.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or Ordinary Shares or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11.

Section 11.06. Shareholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Notes into Ordinary Shares, the Holder will receive upon conversion of the Notes in respect of which the Company has elected to deliver Ordinary Shares, if applicable, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Ordinary Shares, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Ordinary Shares, shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 11.02(d) (with such separation being deemed a Trigger Event for purposes of Section 11.02(d)), subject to readjustment in the event of the expiration, termination or redemption of such rights. For purposes of calculating the per share Fair Market Value of the shares of the Company’s Capital Stock, evidences of indebtedness or assets, including securities, distributed with respect to each outstanding Ordinary Share under Section 11.02(d), any Ordinary Shares held by any Person who is ineligible to receive such distribution under the terms of the rights plan shall not be deemed outstanding. The Company agrees that any rights plan adopted by the Company shall provide for the foregoing rights upon conversion of the Notes. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to Ordinary Shares, the rights described therein with respect to such Ordinary Shares (unless such rights or warrants have separated from the Ordinary Shares) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Conversion Rate.

Section 11.07. No Stockholder Rights. For the avoidance of doubt, Holders of Notes will not have any rights as holders of Ordinary Shares (including voting rights and rights to receive any dividends or other distributions on the Ordinary Shares) if and until the Notes are converted into Ordinary Shares.

Section 11.08. Withholding Taxes for Adjustments in Conversion Rate. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and Ordinary Shares on the Notes.

Section 11.09. Issuer’s Conversion Option.

(a) At any time on or prior to September 1, 2015, the Company may elect to mandatorily convert some or all of the Notes at the then applicable Conversion Rate if the VWAP of the Ordinary Shares is greater than or equal to 150% of the applicable Conversion Price for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the notice of conversion. In connection with any mandatory conversion pursuant to this Section 11.09 prior to September 1, 2015, Holders will receive upon conversion, in addition to the consideration issuable upon conversion under Section 11.01, a payment in cash or Ordinary Shares (the “Coupon Make Whole Payment”) for the Notes being converted in an amount equal to $157.50 per $1,000 principal amount of Notes converted.

(b) The Company may settle the Coupon Make Whole Payments in cash or in Ordinary Shares, at the Company’s election as specified in the notice described below. If the Company elects to settle the Coupon Make Whole Payments in Ordinary Shares, the Company will deliver to each Holder of converted Notes a number of Ordinary Shares at settlement equal to the amount of the Coupon Make Whole Payment owed to such Holder divided by the average of the VWAP of the Ordinary Shares for the 10 consecutive Trading Days next succeeding the mandatory conversion date. Delivery of the Coupon Make Whole Payments that the Company elects to pay in cash will be made concurrently with delivery of the other consideration to be delivered upon conversion pursuant to Section 11.01. Delivery of the Coupon Make Whole Payments that the Company elects to pay in Ordinary Shares will be made as promptly as practicable following determination of the number of Ordinary Shares to be delivered as set forth above, in the same manner as Ordinary Shares delivered in settlement of the conversion obligation (including with respect to cash in lieu of fractional shares) pursuant to Section 11.01.

(c) If the Company elects to exercise its mandatory conversion right pursuant to this Section 11.09, the Company, or, at its request, the Trustee in the name of and at the expense of the Company, will be required to deliver notice of conversion to Holders of Notes on or before the fifth Trading Days following the 30 consecutive Trading Day period referenced in Section 11.09(a) above, in accordance with Section 10.02 of the Base Indenture (with copy to the Trustee, Conversion Agent and the Paying Agent). The conversion notice shall specify:

(i) the conversion date for such mandatory conversion, which shall be not less than 20 nor more than 30 days following the date of the notice of conversion;

(ii) the applicable Conversion Rate in effect on the date of the conversion notice;

(iii) whether the Company will settle the conversion obligations with respect to the mandatory conversion pursuant to Section 11.01(c)(i) or Section 11.01(c)(ii);

(iv) the amount of Notes the Company is electing to convert; and

(v) whether the Company will be paying the Coupon Make Whole Payment, if any, in cash or in Ordinary Shares.

Simultaneously with providing such notice, the Company will promptly publicly announce through a reputable national newswire in the United States the relevant information in such notice and publish such information on its then existing website or through such other public medium as it may use at the time.

(d) If the Company elects to convert less than all of the Notes then outstanding, the Trustee will select the Notes to be converted (in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof) by lot, on a pro rata basis or by any other method the Trustee shall deem fair and appropriate, including any method required by DTC or any successor depositary (and in such manner as is not prohibited by applicable legal requirements). If any Note is to be converted in part only, a new Note in principal amount equal to the unconverted principal portion will be issued.

ARTICLE 12

MISCELLANEOUS.

Section 12.01. Integral Part. This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes and not to any other series of Securities issued under the Base Indenture.

Section 12.02. Adoption, Ratification And Confirmation. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

Section 12.03. Incorporation Of Trust Indenture Act. The provisions of the Trust Indenture Act applicable to indentures qualified under the Trust Indenture Act are hereby incorporated into the Indenture and shall be deemed applicable regardless of whether or not the Indenture is so qualified.

Section 12.04. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 12.05. Communication by Holders With Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this First Supplemental Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 12.06. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.07. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this First Supplemental Indenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 12.09. Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 12.10. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.11. Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.12. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture, and delivery of an executed counterpart by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart thereof.

Section 12.13. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this First Supplemental Indenture and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

VANTAGE DRILLING COMPANY

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend, if applicable]

No. [ ]	Principal Amount $[ ]

CUSIP NO.: G93205 AA3
ISIN: KYG93205AA31

7.875% Senior Convertible Notes due 2042

Vantage Drilling Company, a Cayman Islands exempted company, promises to pay to [CEDE & CO., or its registered assigns]1, the principal sum of [            ] DOLLARS], [as revised by the Schedule of Increases and Decreases in Global Note attached hereto]2 on September 1, 2042.

Interest Payment Dates:	March 1 and September 1
Regular Record Dates:	February 15 and August 15

Additional provisions of this Note are set forth on the attached “Terms of Notes.”

[1]	Use bracketed language for a Global Note.
[2]	Use bracketed language for a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

VANTAGE DRILLING COMPANY

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture

By:	/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

TERMS OF NOTES

7.875% Senior Convertible Notes due 2042

This Note is one of a duly authorized issue of a series of Securities of the Company, titled as 7.875% Senior Convertible Notes due 2042 (herein called the “Notes”), issued and to be issued under and pursuant to an Indenture dated as of August 21, 2012 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture dated as of August 21, 2012 (the “First Supplemental Indenture”); and the Base Indenture, as so amended and supplemented, herein called the “Indenture”), each between Vantage Drilling Company, a Cayman Islands exempted company (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

1.	Interest

The Company, promises to pay interest on the principal amount of this Note at the rate of 7.875% per annum.

The Company will pay interest semiannually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing March 1, 2013, to Holders of record on the immediately preceding February 15 and August 15. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 21, 2012. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will cease to accrue on a Note, as provided in the Indenture, upon its maturity, conversion, redemption or repurchase.

2.	Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Notes at the office or agency designated by the Company for such purpose. Interest, on Definitive Notes will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.	Redemption

Subject to certain conditions specified in the First Supplemental Indenture, the Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after September 1, 2015 and at a price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date (unless the Redemption Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date).

4.	Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Termination of Trading

(a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Notes held by such Holder on each of September 1, 2015 and September 1, 2017 at a Purchase Price specified in the First Supplemental Indenture.

(b) If a Termination of Trading shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Notes at a Termination of Trading Purchase Price specified in the First Supplemental Indenture.

5.	Conversion

Subject to the procedures for conversion set forth in the First Supplemental Indenture, a Holder may convert its Notes until 5:00 p.m., New York City time, on the Business Day immediately preceding September 1, 2042.

(a) The initial Conversion Rate is 476.1905 Ordinary Shares per $1,000 principal amount of Notes, subject to adjustment in certain events described in the First Supplemental Indenture. Upon conversion, the Company will either (i) deliver Ordinary Shares based on the Conversion Rate or (ii) pay cash and Ordinary Shares, if any, in each case as set forth in the First Supplemental Indenture. The Company shall deliver cash in lieu of any fractional share of Ordinary Shares. Each Holder who elects to convert any of its Notes at the Holder’s option prior to September 1, 2017 will receive the Voluntary Conversion Make Whole Payment as described in the Indenture. At any time on or prior to September 1, 2015, the Company may elect to mandatorily convert some or all of the Notes at the then applicable Conversion Rate if the VWAP of the Ordinary Shares is greater than or equal to 150% of the applicable Conversion Price for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the notice of conversion and Holders will receive a Coupon Make Whole Payment for the Notes being converted as described in the Indenture.

No payment or adjustment shall be made for dividends on the Ordinary Shares except as provided in the First Supplemental Indenture.

6.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Notes (i) so selected for redemption or, if a portion of any Note is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for conversion or, if a portion of any Note is surrendered for conversion, the portion thereof surrendered for conversion; or (iii) in certificated form for a period of 15 days prior to sending a notice of redemption under Article 6 of the First Supplemental Indenture.

7.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

8.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.	Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under certain circumstances specified in the Indenture.

10.	Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Notes to become immediately due and payable without further action by the Holders.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

11.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.	No Recourse Against Others

An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

13.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee manually authenticates this Note.

14.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

16.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Base Indenture and the First Supplemental Indenture which has in it the text of this Note. Requests may be made to:

Vantage Drilling Company

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

Attention: [            ]

Facsimile: 281-404-4749

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

                    and irrevocably appoint             agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

FORM OF CONVERSION NOTICE

To:	Vantage Drilling Company

The undersigned registered Holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is in principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) designated below in accordance with the terms of the Indenture referred to in this Note, and directs that cash, and the Ordinary Shares of Vantage Drilling Company, if any, issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF TERMINATION OF TRADING PURCHASE NOTICE

To:	Vantage Drilling Company

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from Vantage Drilling Company (the “Company”) as to the occurrence of a Termination of Trading with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF PURCHASE NOTICE

To:	Vantage Drilling Company

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from Vantage Drilling Company (the “Company”) as to the Holder’s option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address